SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              December 6, 1995
                     (Date of earliest event reported)

                            HARTMARX CORPORATION
           (Exact name of Registrant as specified in its charter)

        Delaware                1-8501                 36-3217140
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                           101 North Wacker Drive
                          Chicago, Illinois 60606
        (Address of principal executive offices, including zip code)

                                 (312) 372-6300
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


          ITEM 5.   OTHER EVENTS.

          Rights Agreement

                    On December 6, 1995, the Board of Directors of Hartmarx Corporation (the "Company") approved the exten-sion of the benefits afforded by the Company's existing rights plan by adopting a new shareholder rights plan. The new plan, like the existing plan, is intended to promote continuity and stability, deter coercive or partial offers which will not provide fair value to all shareholders and enhance the Board's ability to represent all shareholders and thereby maximize shareholder values.

                    Pursuant to the new Rights Agreement between the Company and First Chicago Trust Company of New York, as Rights Agent (the "1995 Rights Agreement"), one Right will be issued for each outstanding share of common stock, par value $2.50 per share, of the Company on the expiration of the existing rights (January 31, 1996).
          Each of the new Rights will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, at a price of $25 per one one-thousandth of a share. The Rights, however, will not become exercisable unless and until, among other things, any person acquires 15% or more of the outstanding common stock. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier re-deemed, on January 31, 2006.

                    The description and terms of the new Rights are set forth in the 1995 Rights Agreement, a copy of which is filed herewith and is incorporated herein by refer-ence.

          By-Law Amendments

                    On December 6, 1995, the Board of Directors of the Company approved certain amendments to the Company's existing By-Laws. These amendments to the By-Laws are summarized below.

                    Article I, Section 1 of the By-Laws was amended to provide that no business may be transacted at an annual meeting of stockholders of the Company other than business that is (i) specified in the notice of meeting given by the Board of Directors of the Company, (ii) otherwise properly brought before the annual meeting by the Board of Directors of the Company or (iii) otherwise properly brought before the annual meeting by any stock-holder of the Company. For business to be properly brought before an annual meeting by a stockholder, the By-Laws require that the stockholder must give notice of such business, in proper written form as provided in the By-laws, to the Secretary of the Company no earlier than December 15 and no later than February 15 immediately preceding such annual meeting.

                    Article II, Section 3 of the By-Laws was amend-ed to provide that persons may be nominated to stand for election as a director of the Company only (i) by or at the direction of the Board of Directors of the Company or
          (ii) by any stockholder of the Company (A) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting and
          (B) who submits to the Company a notice of the nomination for election, in proper written form as provided in the By-Laws,
          (1) with respect to an election to be held at an annual meeting of stockholders, no earlier than December 15 and no later than February 15 immediately preceding such annual meeting or
          (2) with respect to an election to be held at a special meeting of stockholders, the close of business on the fifteenth day following the earlier of the date on which notice of such meeting is first given to stockholders or the date on which public disclosure of such meeting is first made. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

                    Article II, Section 10 of the By-Laws relating to indemnification of officers and directors was amended to, among other things, provide that (i) the Company will advance to any person defending an action for which indemnification under the By-Laws is available any expenses incurred by such person during such defense, provided that such person undertakes to reimburse the Company for all advanced expenses in the event that it shall ultimately be determined that such person is not entitled to indemnification and (ii) rights to indemnification may not be retroactively reduced by subsequent amendment to the General Corporation Law of the State of Delaware or the By-Laws.

                    The foregoing description of the amended By-
          Laws does not purport to be complete and is qualified in its entirety by reference to the amended By-Laws which are attached hereto as an exhibit and incorporated herein by reference.


          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               Exhibits:

               3.2 By-Laws of Hartmarx Corporation, as amended through December 6, 1995.

               4.1 Rights Agreement, dated as of December 6, 1995, between Hartmarx Corporation and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock and as Exhibit B the form of Rights Certificate.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARTMARX CORPORATION

                                   By: /S/ GLENN R. MORGAN
                                      Name:  Glenn R. Morgan
                                      Title: Executive Vice Presi
                                       dent and Chief Financial
                                       Officer

          Date:  December 29, 1995


                                EXHIBIT INDEX

          Exhibit             Description                   Page

           3.2         By-Laws of Hartmarx Corporation,
                       as amended through December 6,
                       1995

           4.1         Rights Agreement, dated as of
                       December 6, 1995, between
                       Hartmarx Corporation and First
                       Chicago Trust Company of New
                       York, as Rights Agent, which
                       includes as Exhibit A the Cer-
                       tificate of Designation, Prefer-
                       ences and Rights of the Series A
                       Junior Participating Preferred
                       Stock and as Exhibit B the form
                       of Rights Certificate.